UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 14, 2006

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 440

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2006, the Compensation Committee of the Board of Directors of Precision Castparts Corp. (the “Company”) amended and restated, effective as of January 1, 2005, the Company’s Executive Deferred Compensation Plan (as amended and restated, the “EDC Plan”). The amendments were intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as well as guidance on Section 409A issued by the Internal Revenue Service (“Section 409A Requirements”).

On December 14, 2006, the Compensation Committee of the Board of Directors of the Company amended and restated the Company’s Supplemental Executive Retirement Plan (as amended and restated, the “SERP”). The amendments were intended (i) to comply with Section 409A Requirements, and (ii) to make certain additional design changes to the SERP that will be applicable only to participants whose benefits were not earned and vested prior to January 1, 2005.

The following is a summary of the amendments to the EDC Plan and to the SERP. Each summary is qualified in its entirety by reference to the full text of the applicable plan or component thereof filed as an exhibit hereto.

Amended and Restated Executive Deferred Compensation Plan

The EDC Plan continues to provide an elective deferred compensation arrangement for a select group of management and highly compensated employees (“Executives”), including named executive officers of the Company. Under the amended EDC Plan, Executives will continue to have a single account in the EDC Plan with one set of investment options. Executives who participated in the Plan prior to January 1, 2005 will have both a pre-2005 subaccount and a post-2004 subaccount. Because some Section 409A restrictions do not apply to amounts earned and vested before January 1, 2005, the creation of separate subaccounts allows an executive to retain greater flexibility to elect the time and manner of payment in the pre-2005 subaccount.

In addition to the creation of subaccounts, the material amendments to the Plan include the following:

(a)	Elections to defer an annual bonus are due no later than six months before the end of the fiscal year. Before the implementation of Section 409A, elections were due by December 31 of the fiscal year.

(b)	In the first year of eligibility an Executive’s deferral of a bonus earned over a period of less than 12 months applies to a prorated portion, based on the number of months remaining in the period.

(c)	Accounts are payable upon “separation from service,” which is postponed if the Executive does more than a certain amount of consulting work for the Company. Before the implementation of Section 409A, any termination of employment triggered payment.

(d)	If an Executive changes the time or manner of payment of the post-2004 subaccount, the date for payments to start are postponed by at least five years. Payment of the pre-2005 subaccount can be changed without this postponement.

(e)	An Executive cannot withdraw the post-2004 subaccount and incur a ten percent penalty; this election remains available for the pre-2005 subaccount.

(f)	Payments of the post-2004 subaccount to a “specified employee” must be postponed until six months after a separation from service. In effect, this applies to participants who are among the highest paid fifty employees in the preceding calendar year.

(g)	An automatic cash-out has been added for the post-2004 subaccount upon a change in control, triggered by acquisition of more than fifty percent of the voting power in the Company, regardless of whether an employee terminates. An automatic cash-out after a change in control, triggered by a twenty percent change in Company ownership accompanied by a termination of employment, continues to apply to the pre-2005 subaccount.

The foregoing summary of the amendments to the EDC Plan is qualified in its entirety by reference to the full text of the Plan. A copy of the EDC Plan is filed as Exhibit 10.1 hereto.

Amendments to Supplemental Executive Retirement Program

The SERP continues to provide supplemental retirement benefits for key employees of the Company who are designated for participation by the Compensation Committee of the Board of Directors, including named executive officers of the Company. The amended SERP consists of two component parts—a frozen SERP (the “Frozen Plan”) that provides benefits only for participants who had vested benefits as of December 31, 2004, and an ongoing SERP (the “Ongoing Plan”) only for participants who did not have vested benefits as of December 31, 2004. No participants have benefits under both the Frozen Plan and Ongoing Plan. The Ongoing Plan is comprised of two subcomponents that existed prior to amendment: a Level 1 Plan and Level 2 Plan. All Ongoing Plan amendments are equally applicable to the Level 1 Plan and the Level 2 Plan.

In addition to the creation of the Frozen Plan and the Ongoing Plan, the amendments to the SERP include the following changes:

Amendments Required by Section 409A.

The Frozen Plan provides for minor Section 409A-required changes for benefits accrued by Frozen Plan participants for covered employment after December 31, 2004. Vested benefits as of that date are preserved without modification due to Section 409A.

The Section 409A-related changes in the Ongoing Plan affect benefits accrued for all covered employment and include the following:

(a)	An election made more than thirty days after first eligibility to change from an annuity benefit to a lump sum benefit and vice versa is subject to restrictions designed to comply with new Section 409A requirements, including a postponement of the date for payments to start by at least five years.

(b)	A Section 409A-compliant provision for accelerated vesting (if applicable) and cash-out of all participants upon a change in control, which is triggered by acquisition of more than fifty percent of the voting power in the Company, is substituted for the pre-Section 409A provisions governing accelerated vesting and cash-out upon a change in control.

(c)	The standard for retirement triggering the start of benefit payments is changed to “separation from service,” which is postponed if the executive does more than a certain amount of consulting work for the Company. Before the implementation of Section 409A, any retirement-qualifying termination of employment triggered payment.

(d)	Payment of benefits to a “specified employee” must be postponed until six months after a separation from service. In effect, this applies to participants who are among the highest paid fifty employees in the preceding calendar year.

SERP Design Changes

In addition to amendments made to ensure compliance with Section 409A, the Compensation Committee of the Board of Directors has further modified the Ongoing Plan as follows:

(a) The benefit reduction for starting benefits before age 65 is reduced from six percent to three percent for each year by which the date of the participant’s age at early retirement precedes age 65.

(b) The age and service requirements for vesting and for eligibility for early retirement are changed to apply on the later of (i) the date the participant has earned at least 10 years of eligible service, and (ii) the date on which the total of the participant’s years of eligible service, when combined with the participant’s age, equals at least 70.

The foregoing summary of the amendments to the SERP is qualified in its entirety by reference to the full text of the Frozen Plan, Level 1 Plan, and Level 2 Plan (the “SERP Plans”). Copies of the SERP Plans are filed as Exhibits 10.2, 10.3 and 10.4 hereto, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Precision Castparts Corp. Executive Deferred Compensation Plan, 2005 Restatement, effective January 1, 2005

10.2	Precision Castparts Corp. Frozen Supplemental Executive Retirement Program, December 31, 2004 Restatement.

10.3	Precision Castparts Corp. Supplemental Executive Retirement Program-Level One Plan—Ongoing.

10.4	Precision Castparts Corp. Supplemental Executive Retirement Program-Level Two Plan—Ongoing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: December 19, 2006	By:	/s/ William D. Larsson
	Name:	William D. Larsson
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)